Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of our reports dated March 9, 2010 relating to the consolidated financial statements and financial statement schedule of Kronos Worldwide, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

October 26, 2010